Date Filed: June 6, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                  ------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



                    THE TRACKER CORPORATION OF AMERICA, INC.
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             (Exact Name of Registrant as Specified in its Charter)


         Delaware                                                 86-0767918
--------------------------------                             -------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)



 1120 Finch Avenue West, Suite 303, North York, Ontario, Canada       M3J 3H8
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         (Address of Principal Executive Offices)                     (Zip Code)


Registrant's Telephone Number, Including Area Code       (416) 663-8222
                                                   ----------------------------

ITEM 5:  OTHER EVENTS

         On June 6, 2001 The Tracker Corporation of America issued the following letter to its shareholders:

                             LETTER TO SHAREHOLDERS

DATED: June 6, 2001

Dear Valued Shareholder:

First, let us thank all shareholders for their infinite patience and understanding as we've transformed our company from one that was focused on business to consumer ID & Recovery services to one that involves a significant focus on business to business applications. During the past 18 months the company has worked diligently on new software development, the deployment of sales resources into the field and a new strategic direction that has the potential to move us from a development stage company to a leader in ID and asset tracking technologies. While we are as disappointed as you are with the absence of real revenues to date, we feel that our efforts, and your patience, will be rewarded during fiscal 2001. This letter is intended to fully inform you on the company's current capabilities, it's ongoing initiatives and strategic direction for the next 12 months.

The key elements of Tracker's business are grouped into two business units; an ID & Recovery unit which enables individuals and organizations to "keep what they own", by providing identification products with registration and recovery capabilities and; a Business Information Services unit which enables private and public sector organizations to "track what they own", by providing cutting edge asset tracking technologies to them.

In the ID & Recovery segment, the Company is limiting its investment in time and resources to very specific projects. We recently announced a significant relationship with Warrantech, a leader in the extended warranty market. While Tracker did provide a limited program to Warrantech's automotive division some years ago, this program deals exclusively with their consumer electronic customer base. Our new arrangement with Warrantech involves their sales executives presenting Tracker as a value added inducement for customers to purchase more extended warranties (because of the additional protection afforded to the purchaser). After designing and producing new retail based promotional material, Warrantech has only begun making calls throughout the country. Within the first week, Tracker has received an order for 100,000 pieces that will be integrated into the Warrantech retail offering for BrandSmart in southern Florida. We remain confident in Warrantech's ability to remarket Tracker in a high volume, low cost manner.

Our remaining resources in this segment are being directed to the sale of ID & Recovery services to the corporate market. In the past, Tracker has concentrated on selling corporate affinity & loyalty programs to businesses, where the customer would provide a complimentary tag or label to their customers as a thank-you for their patronage. While this engendered some customer goodwill for companies such as Bell Mobility, Samsonite and Schwinn, sales cycles and program implementation were extensive and financial returns, limited. During this time, we also had a number of major corporations acquire our ID labels for asset marking and protection, among them Sony Entertainment, Proctor & Gamble etc. We feel there are additional marketing opportunities for ID of internal assets where the customer may be unwilling or unable to commit to a full asset management program. Tracker has already returned over $100,000 of electronic equipment for one customer. We plan to highlight these kinds of successful recoveries in new marketing material.

During the spring of 2000, Tracker signed an agreement with the Florida Police Chiefs Education & Research Foundation to cooperate on the deployment of a bicycle registration program in the State of Florida. While our relationship remains strong, we have been disappointed with the lack of tangible revenue results to date. We underestimated the difficulty of carrying the police chief's enthusiasm and support for this joint initiative throughout his or her department. Very recently we reviewed some alternatives with their Executive Director and FPCA executives to kick start the program.

We will continue to follow up on significant opportunities if they appear to have sufficient sponsorship within the client organization. We definitely feel our chances of success with Fortune 1000 firms will only be possible with some demonstrated market success or partnering with other solutions or hardware providers. We will work closely with Warrantech, market ID & Recovery labels to the broad corporate sector and search for viable alternatives with the FPCA.

Our investment in time and money over the past 18 months has largely been directed to building cutting edge asset tracking technologies for the private and public sectors. Our technical group, which includes programming and product development capability in C++, Palm O/S, ASP etc., represents 50% of our staff at head office. Unlike the ID & Recovery segment where the Company had to create demand in the eyes of the general public, improving access to information has been, and continues to be, a constant need for organizations. The private sector requirement is largely based on productivity or process improvements that promises reduction of operating costs while the public sector requirement is aimed at compliance to government regulations on funding and audit. While we researched these opportunities, we set out to build a toolset comprised of client server software, various PDF417 encoded media, RF or batch handheld data collection and audit capable devices and, customized web portals that would provide secure access to different stakeholders. We believe that we have developed the most cost effective and flexible asset tracking tools available. To ensure our uniqueness in the marketplace, the system is offered with free Tracker ID & Recovery service for all corporate marked assets. Let me tell you some of the applications of this technology and industry segments that we are actively pursuing.

1. Tool and equipment tracking between warehouse and job site. This application provides the client user with the ability to assign & track ownership responsibility of unique assets, monitor usage, schedule maintenance, trigger return dates for rentals in, account for billable revenues for rentals out etc.
2. Facilities management and repair. This application allows for the labeling & cataloging of site facilities such as cabling, switches, HVAC systems etc. for the purpose of scheduling equipment maintenance, tracking parts & service performance and overall site management.
3. Asset compliance for the public sector. This application allows the custodian of public sector organization assets to collect data on assets purchased under state, federal and provincial funding programs proving clear reporting to those bodies on status, location and value of assets acquired.
4. Parts and warranty tracking. This application enables the client company to label (or mark) parts and sub components, link them together, associate warranties with the components desired and provide various web portals for customized access to information for customer service purposes.
5. Asset/Evidence Tracking. This application aimed at law enforcement provides easy tracking solutions for internal asset control as well as for the cataloguing, tracking and subsequent disposal of evidence.
6. AutoShop management. This application built for auto service centers allows the user to manage repairs, equipment assets, maintenance schedules for items subject to government safety regulations ie. hoists with appropriate alerts to management.

Fine, but where's the revenue? We finished bench testing our first application of AssetTrack in January 2001 and began marketing it immediately. The Plan Group installation is field testing; meaning the solution has been implemented on site, they are labeling their assets and have begun collecting data. Our original alpha site, Sony, is utilizing Tracker ID labels for the protection of their internal electronic assets however, due to a change in management, they abandoned their interest in a full asset management program. As their labels are fully compatible with AssetTrack, they will be able to complete their asset management solution at any time they wish to do so. Based on our Plan installation we are close to signing up two additional sites in the Toronto area. As Plan, and these two sites, represents larger, more successful contractors, the completed version after field-testing & changes should be a powerful competitive option in the U.S. market. The facilities management version will be marketed through contractors to improve the quality of their service work at their major clients.

Public sector compliance programs such as Title III, GASB-34 in the U.S. and Bill 46 in Ontario mandate asset systems to be implemented to facilitate auditing. We are in serious negotiations with a major university in the southern U.S. to implement AssetTrack as well as submitted proposals in Indiana and Ontario.

We have submitted proposals to two prospects for process improvement as it relates to the marking, tracking and management of manufactured components and their respective warranties. Due to the large size of the prospect, and the need to interface with a mainframe, we have partnered ourselves with an experienced solutions provider in North Carolina.

Our auto shop application is being designed for presentation to one of Canada's largest retail chains and a dealership. We have also modified the application and are presenting a solution to a trucking related firm in Alabama in conjunction with our associates in North Carolina.

Our asset and evidence tracking solution was recently presented to a group of 20 police departments in Dade County, FL. We are completing a demo and preparing a proposal for one department that contacted us following the meeting.

In short, we are pursuing a number of prospects with various configurations. Our strategy, similar to what we are doing at Plan, is to sell and install a solution, then use that successful installation as a jumping board for additional sales in that particular industry sector across the U.S. and Canada.

One of our greatest challenges at this time is the deployment of the sales and support resources in the field that can properly market these high end solutions to prospects. Our initial deployment of licensees did not work as well as we had hoped however, at the time of their inception, our available products and services were limited to ID & Recovery applications for bikes, pets and corporate affinity/loyalty applications. We did find, when we introduced our asset management solutions to our field force, that understanding and selling the solutions would not be easy and may require some changes in the field. Those changes are already occurring in Florida where we have reduced our representation from 6 to 3. On the other hand, we have added representation in Texas and Indiana and continue to be fully represented in Ontario. Tracker is also pursuing other third party resources to augment its selling strategy; we are pursuing Partner programs with hardware vendors such as Symbol and other solution providers or VARs.

We hope the foregoing was informative as to what the Company has set out to accomplish. Our efforts today are solely directed to selling and continued product development. We have a very small but dedicated team that is working hard on your behalf to improve our business results and, subsequently, our share price. We are confident about our prospects and most appreciative of your continuing support.


Sincerely
Bruce Lewis,                        Jay Stulberg
Chairman & CEO                      President



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


   Date: June 6, 2001                         THE TRACKER CORPORATION
                                              OF AMERICA, a Delaware corporation


                                               By:    /s/ Bruce I. Lewis
                                                   -----------------------
                                                      Bruce I. Lewis
                                                      Chief Executive Officer